10f-3 Transactions Summary

Set forth below is a summary of the transactions made pursuant to the Funds' 10f-3 procedures for the period October 30, 2004 through April 30, 2005

Fund

Income Advantage Fund

Security

Coventry Health Care

Date

1/24/2005

Cost

$2,000,000

% of Offering Purchase

0.800%

Broker
Lehman Brothers Inc.

Fund

Income Advantage Fund

Security

Select Medical Corporation

Date

2/4/05

Cost

$8,150,000

% of Offering Purchase

1.234%

Broker

Merrill Lynch, Pierce, Fenner & Smith Inc.